Exhibit 99.1

FOR IMMEDIATE RELEASE:
Contacts:	Alan Caminiti 914-701-8400 (Media)
Dan Loh 914-701-8210 (Investors)

Atlas Air Worldwide Holdings, Inc.
Files Form 8-K Report for Second-Quarter, Six-Month 2004 Results

Purchase, N.Y., February 10, 2005 -- Atlas Air Worldwide Holdings, Inc. (AAWW) (OTC: AAWWV.PK), a leading provider of global air cargo services, has filed a Current Report on Form 8-K with the Securities and Exchange Commission that reports, among other things, the Company’s unaudited consolidated financial results for the three- and six-month periods ended June 30, 2004.

The results relate to periods prior to AAWW’s emergence from Chapter 11 bankruptcy proceedings in late July 2004. The financial statements included in the Form 8-K have not been reviewed by AAWW’s independent public accountants. While AAWW expects to re-file the financial statements for these periods on an amended Form 8-K or on SEC Form 10-Q once the independent accountants have completed their review, AAWW management believes that the financials included in the 8-K accurately reflect AAWW’s financial condition as of the periods indicated.

About Atlas Air Worldwide Holdings, Inc.:

AAWW is the parent company of Atlas Air, Inc. (Atlas) and Polar Air Cargo, Inc. (Polar), which together operate the world’s largest fleet of Boeing 747 freighter aircraft.

Atlas is the world’s leading provider of ACMI (aircraft, crew, maintenance and insurance) freighter aircraft to major airlines around the globe. Polar is among the world’s leading providers of airport-to-airport freight carriage. Polar operates a global, scheduled-service network and serves major trade lanes of the world.

Through both of its principal subsidiaries, AAWW also provides commercial and military charter services.

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